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                    Intelsat Americas Service Order Contract
                                       for
                         Firestone Communications, Inc.
              Service ID No: 1-2FQ4X(18 MH2) and 1-2J52R(18 MH2)

The Service ID No will be added following customer signature of this Service
Order

Section I. Intelsat Service Order: Date Issued: 16 February 2005

The terms of this Service Order are valid for 7 days from its issue date, and are subject to capacity availability at the time of order. By signing and returning this Service Order to Intelsat USA Sales Corp. ("Intelsat"), the
Customer is making an offer to purchase the service described in this Service
Order (the "Service") from Intelsat.

When accepted, agreed and signed by Intelsat, this Service Order shall become a binding Service Contract under which the Customer purchases the Service from
Intelsat.

The Service is subject to the terms and conditions of Intelsat's Non-Exclusive
Service Agreement except as expressly supplemented or amended in this Service
Contract.

The terms contained in this Service Order are valid for 7 calendar days from the above date issued.

Provision of the Service is subject to Intelsat receiving from the Customer any
Collateral specified below in a form acceptable to Intelsat at least 15 calendar days prior to the Service Commencement Date.

Commercial Terms:

Customer Name           Firestone Communications, Inc.

Type of service order   [X] New Service [_] Change to an existing service
                        [_] Renewal

Service Parameters      Orb. Location/Satellite 121(degree)W/IA-13
                        Priority Non-Preemptible
                        Bandwidth 36 MHz (4x9 MHz separable service blocks)
                        Transponder/Band C18 (linear C-band)

Service charges         MRC: (service block per month)

Term of service         1 December 2004 - EOL of IA-13 at 121(degree)W

Collateral amount       Current collateral held by Intelsat

                        No additional collateral required provided Customer
                        remains current with payment of service charges.

                        If, at any point during the term of this Service Order,
                        the Customer does not pay service charges within 10 days
                        of the due date on the invoice, collateral requirement
                        will increase to an amount equivalent to one month's
                        service charges at the time of the late payment.

Billing cycle           Concurrent

Service                 1 December 2004
Commencement Date

Intelsat USA Sales Corp.
3400 International Drive, NW
Washington, DC 20008
USA

                                                                     Page 1 of 3

              Table 1 : Monthly Charges for full 36 MHz transponder

Start Date - End Date   Monthly Service Charges

Additional terms and conditions:

1.   EARLY TERMINATION OPTION

     1.1  (Notwithstanding clause 1.2 below, at any point during the term of this Agreement, Customer has the option to terminate any or all of the four (4) x 9 MHz service blocks with penalty ("Early Termination
          Option"). In order to exercise this option the customer must provide written notification to Intelsat no later than ninety (90) days prior to the requested termination date, and must pay a lump-sum penalty for each 9 MHz service block (ie, from 1 January 2006 onwards).

     1.2  Customer must provide written notification to Intelsat no later than ninety (90) days prior to the requested termination date.

     1.3  If the Customer exercises the Early Termination Option under clause
          1.1 or 1.2 above, the monthly charges will be reduced accordingly.

     1.4  Intelsat retains the right to resell any capacity terminated by
          Firestone, however, at any point during the term of this Agreement, and subject to capacity availability, the Customer has the right to buy back any of the 9 MHz service blocks previously terminated under clause 1.1 and 1.2 at the same rates - namely per month per 9 MHz service block.

Intelsat USA Sales Corp.
3400 International Drive, NW
Washington, DC 20008
USA

                                                                     page 2 of 3

2.   OPTION TO MIGRATE SERVICE TO IA-7 TRANSPONDER C18

     The Customer shall have the option to migrate the Service back to IA-7 transponder C18, should Intelsat determine, in its sole discretion, that the capacity is available and technically fit for use by the Customer. In the event that the Customer elects to migrate the Service back to IA-7, the
     Monthly Rate will be and the term of the migrated Service shall be until the EOL of IA-7. The Early Termination Option as described in Section 1 would continue to apply.

The Customer acknowledges that all of the information contained in this Service
Order is proprietary and confidential to Intelsat.

Customer signature: /s/ Leonard L. Firestone   Intelsat signature: /s/ Paul Konort
                    ------------------------                       ---------------
Name: Leonard L. Firestone                     Name: Paul Konort
Title: Chairman and CEO                        Title: Director, USA Sales Mgmt.
Date: 3/7/05                                   Date: 17 March 2005

Intelsat USA Sales Corp.
3400 International Drive, NW
Washington, DC 20008
USA

                                                                     Page 3 of 3

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                 Intelsat Americas 13 Performance Parameters for
                         Firestone Communications, Inc.

               Parameter

Capacity Block Size                                 36 MHz
Proposed Transponder Assignment                    1A-13/C18
Transponder Connectivity & Coverage                  CONUS
Transponder Center Frequency                   6285 MHZ/4060 MHz
(up/down)
Transponder Bandwidth (nominal)                      36 MHz
Uplink Polarization                               Horizontal
Downlink Polarization                              Vertical
Satellite Saturation Flux Density (BP.)   -102.0 dBW/m(2) with 0 PAD

                           Capacity Minimum Standards

Transponder Backoff (input/output)               5.0 / 3.5 dB
Customer Aggregate Output Back-Off                  3.5 dB
Power Equivalent Bandwidth                          36 MHz
Allocated Bandwidth                                 36 MHz
Adjacent Satellite Isolation (2-way)                 TBD
Co-Channel Isolation (2-way)                         TBD
Intermodulation Level                                TBD

Notes:

For all carriers used within this block of capacity, Firestone Communications,
Inc. must file for a Transmission Plan with Intelsat at least three (3) days prior to service activation.

The Transmission Plan filing must include sufficient data to perform link calculations, such as information rate, modulation type, threshold Eb/No values, and link availability for each carrier.

The Transmission Plan formally issued by Intelsat includes a Carrier ID number for each carrier to be used within this capacity block. Customers will not be permitted to access the satellite without valid Carrier IDs.

Specific transponders and blocks of frequency described above are subject to availability and can be changed by Intelsat, subject to the terms and conditions of this agreement.

Stated transponder backoffs for single and multi-carrier operation are standard values. In special cases, more optimum values can be selected according to customer needs, conditional upon the requirements of other satellite traffic.

Intelsat Confidential and Proprietary

                           Contract Number: 04061-000
                             Customer Number: 26418

NON-EXCLUSIVE SERVICE AGREEMENT DATED THIS 1st DAY OF DECEMBER 2004. ("EFFECTIVE
DATE") BETWEEN

INTELSAT USA SALES CORP. ("Intelsat"), a company incorporated under the laws of the State of Delaware with offices at 3400 International Drive, N.W.,
Washington, D.C. 20008;

AND

FIRESTONE COMMUNICATIONS, INC., a company incorporated under the laws of the
State of Texas with offices at 6125 Airport Freeway, Suite 200, Fort Worth; TX
76117 (the "Customer"). Intelsat and the Customer shall each be referred to herein individually as a "Party" and collectively as the "Parties".

WHEREAS, Loral Skynet and the Customer negotiated an Agreement Concerning Skynet
Space Segment Service (the "LORAL AGREEMENT"), for the provision of 10 MHz of
C-Band capacity on Telstar 7 dated August 13,2003;

WHEREAS, Loral Skynet assigned its rights and obligations under the Loral
Agreement to Intelsat effective 17th March 2004;

WHEREAS, Telstar 7, renamed Intelsat Americas 7 ("IA-7") experienced a failure on 28 November 2004 which caused the Loral Agreement to be terminated;

WHEREAS, the Parties now wish to execute an Agreement for satellite service;

NOW THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

1. DEFINITIONS AND INTERPRETATION

1.1 This Agreement consists of the following documents ("the Agreement"). In the event of any inconsistency or conflict this order of precedence shall apply:

Any Service Contracts issued under this Agreement
Annex A. Service Descriptions:
A-1 - Leases
A-2 - (Intentionally Withheld);
A-3 - (Intentionally Omitted);
A-4 - (Intentionally Omitted);
A-5 -(Intentionally Omitted);
A-6 - Video Solutions.
(other Service Description may be added from time to time)
This Non-Exclusive Service Agreement
Annex B. Priority and Restoral Policy.
Annex C. Technical Guidelines and Operating Procedures.
Annex D. Definitions.
Annex E. Ordering Procedures.

1.2 The headings in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

1.3 The following terms shall have the following meanings:

CHARGES means all charges, including recurring and nonrecurring specified in any
Service Contract, or as may otherwise be agreed;

COLLATERAL means any form of financial security which Intelsat may require from the Customer prior to the provision of any Services;

CONFIDENTIAL INFORMATION means information of a confidential or proprietary nature relating to a Party, its affiliates or other representatives that is reduced to writing and marked as Confidential or similarly designated, not including information developed independently by the other Party or lawfully received from a third party not under an obligation of confidentiality, or information that reaches the public domain other than by a breach of this
Agreement;

EARTH STATION means any equipment (whether fixed or transportable) owned or operated by the Customer that forms an interconnection point with a Service;

INITIAL PERIOD means a period of 5 years;

INTELLECTUAL PROPERTY means any patent, copyright, design, trademark, tradename, servicemark, logo, trade secret or other moral, industrial or intellectual property rights whatsoever;

INTERRUPTION CREDIT means a credit to be given by Intelsat in accordance with the applicable Service Description;

ORDERING PROCEDURES means the procedures set out in each Service Description or in Annex E which apply to the ordering of a Service;

SATELLITE CAPACITY means capacity provided by Intelsat in connection with the provision of Services;

SATELLITE means an object, located or intended to be located beyond the earth's atmosphere, that is or will be used for radio communications;

SERVICE means a service offered by Intelsat in accordance with the applicable
Service Description and supplied by Intelsat to the Customer under a Service
Contract;

SERVICE COMMENCEMENT DATE means the date and time specified in a particular
Service Contract for the commencement of that Service or, if earlier, the date on which the Customer first makes use of that Service;

SERVICE CONTRACT means a binding agreement by the Customer to reserve and procure, and by Intelsat to provide, a specific Service or Services in accordance with this Agreement;

SERVICE INTERRUPTION means an unavailability, delay or interruption of a Service as set out in the relevant Service Description;

SERVICE ORDER means an order for Service(s) submitted by the Customer;

SERVICE TERMINATION DATE is the date specified in a Service Contract for the termination of a Service;

SPACE SEGMENT means Intelsat's Satellites in orbit, and all related infrastructure owned, leased or operated by, or on behalf of, Intelsat to support the operation of the Satellites;

TAXES means any tax or other assessment that may be asserted by any government or taxing authority including, without limitation, withholding, excise, sales, value-added, gross-receipt, transfer taxes, duties, imposts, fees and levies;

TERM means the period that this Agreement is in force, as set out in Section 2;

CONFIDENTIAL AND PROPRIETARY                            INTELSAT USA SALES CORP.

                                   26418-04061

URGENT OPERATIONAL CASE means a situation that, in the opinion of Intelsat on the basis of the information then available to it, has caused or is likely imminently to cause: (i) damage to the Space Segment or the Satellites or related infrastructure of an entity other than Intelsat or (ii) major and sustained interference with Services provided to one or more of Intelsat's customers.

2. TERM

This Agreement shall start on the Effective Date and last for the Initial
Period. Following the Initial Period, either Party may terminate this Agreement by giving the other Party 90 days written notice.

3. THE SERVICES

3.1 The services offered by Intelsat under this Agreement are set out in Annex
A, Service Description. All services are offered on a non-exclusive basis only for the Customer's own use, or for use as a component of another product for its own use, or sale to its own customers. The Customer may not otherwise distribute or resell any Services without the express written agreement of Intelsat.

3.2 The Customer may request Services by submitting a Service Order to Intelsat in accordance with the Ordering Procedures. Intelsat may, at its sole discretion and without giving any reason refuse to accept any such requests.

3.3 Upon Intelsat's acceptance of a Service Order, and subject to agreement by the Parties as to Charges and Service term and any other specific terms and conditions, the Parties shall enter into a Service Contract for the provision of that Service.

3.4 At the end of the Term, the Customer may no longer submit any additional
Service Orders or request any new Service. The terms of this Agreement shall continue to govern any Service Contracts entered into prior to the expiration of the Term, for the duration of such Service Contract.

3.5 The Customer shall be responsible, at its own expense, for interconnection with the Services at the Earth Stations. The Customer may only activate Services under any Service Contract upon satisfactory completion of any testing of Earth
Stations required by the Technical Guidelines and Operating Procedures.

3.6 Except as expressly stated otherwise in any Service Description, if the
Customer wishes to renew or extend a Service with a total Service life of 6 months or more it should provide written notice to Intelsat no later than 90 calendar days prior to the Service Termination Date. Upon Intelsat's receipt of the notice as required above, Intelsat will negotiate, in good faith, terms and conditions, including price, for a new or extended Service Contract. If the
Customer fails to give notice in accordance with this paragraph, or agreement on the new Service Contract is not reached by 60 calendar days before the applicable Service Termination Date, Intelsat shall be free to agree to supply such Satellite Capacity to any party after the Service Termination Date. For
Services of less than 6 months, such Services may only be continued beyond the
Service Termination Date upon agreement by the Parties with no obligation on
Intelsat to reserve Satellite Capacity for any period of negotiation.

4. CHARGES AND PAYMENT

4.1 Recurring Charges shall be paid monthly in arrears. Intelsat shall issue invoices in respect of each month together with any non-recurring Charges at the beginning of the following calendar month. The Customer shall pay all Charges within 45 days of the date of the invoice. Payments should be made in U.S.
Dollars (US$) to the following account:

Intelsat USA Sales Corp.
Citibank FSB, Washington, D.C.
ABA #254070116
Account number 1509657210265683

4.2 Payments will only be considered made when they reach the above account.
Interest will be charged on any payment not received by its due date at a rate of 16% per year from the due date, until the date it is received by Intelsat.

4.3 The Customer shall notify Intelsat as soon as possible of any dispute, but in any event within 20 days of the date of the invoice that is in dispute. The
Customer shall pay the undisputed amount by the relevant payment-due date. If the Customer does not do so, the invoice shall be considered final and undisputed.

4.4 Intelsat may, at its sole discretion, require the Customer to provide it with Collateral as a condition precedent to providing the Service or at any time during the Term. Such Collateral will be held by Intelsat as a guarantee for payment of all Charges and other Customer liabilities and will not relieve the
Customer of any responsibility for the timely payment of amounts payable to
Intelsat. Intelsat shall be entitled to draw down upon or use or call upon, as appropriate, any Collateral for any late payment or other liabilities that the
Customer may incur. Should Intelsat do so, the Customer shall immediately, on receipt of written notification from Intelsat, replace, or make up, the
Collateral to the agreed figure. Failure to do so by the Customer shall be considered a material breach of this Agreement. Intelsat will return any
Collateral to the Customer after the termination of the Agreement or Service
Contract, as appropriate, once ail outstanding indebtedness has been settled.

4.5 The Customer shall pay any and all Taxes levied on any Service, save for
Taxes imposed upon or measured by Intelsat's income in the jurisdiction under the laws of which Intelsat is organised, and shall reimburse Intelsat for any such Taxes paid by Intelsat. If any Taxes are required to be withheld from amounts payable to Intelsat, or to the extent Intelsat (and not the Customer) is required to pay or actually pays any Taxes, any amounts payable to Intelsat by the Customer shall be increased so that the amount actually received by Intelsat is the amount Intelsat would have received had no Taxes been imposed.

5. SERVICE LEVELS

5.1 Intelsat will use reasonable efforts to provide the Services in accordance with the applicable Service Description.

5.2 If a Service Interruption occurs to any Service, following submission of evidence of such Service Interruption by the Customer and verification by
Intelsat, Intelsat shall give the Customer an interruption Credit to be credited against future Charges for that Service in accordance with the applicable
Service Description.

5.3 Intelsat shall not be liable for any failure to supply any Service and in no event shall Interruption Credits be given in respect of any Service interruption that is caused by:

     (a) the failure or non-performance of any Customer-provided facilities or equipment (including Earth Stations or other points of connection);

     (b) any act or omission of the Customer, its employees, agents or contractors; or

     (c) any suspension of Service by Intelsat in accordance with the terms of this Agreement.

6. INTELLECTUAL PROPERTY

6.1 Subject to the terms of this Agreement, Intelsat grants the Customer a non-exclusive, revocable licence to use any of Intelsat's Intellectual Property only to the extent necessary to use the Services as set out in this Agreement in so far as Intelsat may make such an authorisation. This licence is subject to the Customer protecting Intelsat's rights in the Intellectual Property, including but not limited to monitoring and enforcing the terms of use against third parties. All rights to the Intellectual Property shall at all times remain the property of Intelsat, and the Customer shall not have any other right of

CONFIDENTIAL AND PROPRIETARY                            INTELSAT USA SALES CORP.

                                   26418-04061

use.

6.2  This licence does not release the Customer from its obligations to procure all necessary licences, etc. in accordance with the terms of this Agreement.

6.3  The Customer agrees to comply with all applicable export and re-export laws in connection with the transfer, delivery or disclosure of the Intellectual
Property.

6.4 This licence does not authorise the Customer to use any service marks, trade names, designs, or trademarks or similar intellectual property rights belonging to Intelsat or any of its affiliates.

7.   SUSPENSION

7.1  Intelsat may, without notice in Urgent Operational Cases, and by giving the
Customer reasonable written notice in all other cases, suspend any of the
Services in order to perform testing, maintenance or adjustment works to the
Services or the Satellite Capacity. Intelsat shall seek to coordinate the timing of such action with the Customer in order to minimise any interruption to
Services, and shall use reasonable efforts to minimise any such suspensions.

7.2  Intelsat, may without notice, suspend or terminate Services as required to comply with any applicable laws, regulations or government orders.

8.   TERMINATION

8.1  At its sole option, Intelsat may suspend Services or terminate this
Agreement or some or all outstanding Service Contracts immediately by giving written notice if the Customer:

     (a) is in material breach of a term of this Agreement (other than a default in payment) and has failed to cure this breach within 30 days from the date of written notice from Intelsat, except in the case of Customer's failure to comply with applicable laws, regulations, rules or governmental orders,
     Intelsat may immediately suspend the Service; or

     (b) fails to make payment of any sum due and owing to Intelsat under a
     Service Contract and such failure continues for a period of 15 days after provision of written notice of such failure by Intelsat.

8.2  Provided that the Customer is not in material breach of any of its obligations under this Agreement, the Customer may terminate a Service Contract immediately by giving written notice if Intelsat fails to meet the minimum performance criteria set forth in the Intelsat Technical Guidelines and
Operating Procedures for that Service, and such failure is directly attributable to the negligence of Intelsat, its employees or affiliates, and is for a duration of greater than 15 consecutive calendar days (360 consecutive hours)
following Intelsat's receipt of written notice of such failure.

8.3  Either Party shall be entitled to terminate this Agreement if the other
Party files a voluntary petition in bankruptcy or is adjudicated bankrupt or insolvent, or files or has filed against it any petition or answer seeking any reorganisation, composition, liquidation or similar relief for itself under any applicable statute, law or regulation, and such petition filed against it is not stayed within 60 days; seeks or acquiesces to the appointment of any administrator, trustee in bankruptcy, receiver or liquidator or has such an appointment made; or makes any general assignment for the benefit of its creditors, or admits in writing its inability to pay its debts generally as they become due.

8.4  In the event this Agreement is terminated by Intelsat under this Section 8, it shall mean termination of every then outstanding Service Contract.

8.5 Upon termination or expiration of this Agreement (or a Service Contract) for whatever reason, Intelsat shall no longer be required to provide any Services and the Customer shall cease using the Services and the Satellite Capacity and any outstanding indebtedness of the Customer (under the Agreement or the Service
Contract as appropriate) to Intelsat shall become immediately due and payable together with any interest due thereon, provided that in event that this
Agreement is terminated by Intelsat under this Section 8, the amounts payable by the Customer to Intelsat shall include any Charges that would have been payable in accordance with the terms of all outstanding Service Contracts of the
Customer so terminated (at the then-current rate), plus the costs of collection.

9.   LIMITATION OF LIABILITY

9.1  Intelsat warrants it will provide the Services with appropriate skill. Any and all other express or implied warranties are expressly excluded and disclaimed by Intelsat, save as expressly set out in this Agreement.

9.2  With the exception of claims for death or personal injury due to Intelsat's negligence, for which there is no limitation imposed, it is expressly agreed that Intelsat's sole obligation and the Customer's exclusive remedy for any direct loss whatsoever, arising out of or relating to this Agreement is
Interruption Credits, and the Customer agrees that these are a genuine pre-assessment of loss and damage.

9.3  In no event shall either Party be liable for any indirect, special, punitive, incidental or consequential damages whatsoever arising out of or under this Agreement whether under contract, warranty, tort or otherwise, including, without limitation, loss of revenue or profits, regardless of the foreseeability of such damages.

9.4  The Customer shall require all of its customers to abide by these terms and conditions, including without limitation the above waivers of liability and shall incorporate in the terms and conditions applicable to any party with which the Customer contracts in relation to the Services, disclaimers of liability substantially similar to (but in no case less broad than) those set forth in this Section in favour of Intelsat and its affiliates.

10.  INDEMNIFICATION

10.1 The Customer shall be liable for, and shall indemnify and hold harmless
Intelsat (including any affiliate, or director, officer, employee or agent of
Intelsat or its affiliates) from and against any direct or indirect loss, damage, liability or expense arising from any claim by a third party, in connection with the provision of Services and arising out of or in connection with:

     (a) the fault or negligence or breach of this Agreement by the Customer;

     (b) the Customer's breach of any national laws, rules, regulations or governmental orders applicable to it;

     (c) the Customer's or any third party end-user's use of the Services, regardless of cause by the Customer, its affiliates or customers; or

     (d) any claims relating to the information or content of programming or other material displayed or transmitted.

10.2 The Customer also shall be liable for, and shall indemnify and hold harmless Intelsat (including any affiliate) from and against, any loss or damage to Intelsat's Satellites or related. Intelsat provided infrastructure and facilities that is caused by any act or omission of the Customer.

10.3 The Customer will not settle or compromise, or consent to any entry of any judgement in connection with any indemnity given under this Agreement, without
Intelsat's written consent.

11.  FORCE MAJEURE

11.1 Neither Party shall be liable for any failure to perform under this
Agreement due to any unforeseeable act, event or cause beyond its reasonable control as agreed by the Parties ("Force Majeure Event") during the duration of the Force Majeure Event. Upon removal or cessation of the Force Majeure Event, all obligations under this Agreement shall resume.

11.2 Except in cases where a Force Majeure Event has been

CONFIDENTIAL AND PROPRIETARY                            INTELSAT USA SALES CORP.

                                        3

                                   26418-04061

invoked by the Customer for failure to receive Services, the Customer shall remain liable for all of its payment obligations hereunder, regardless of the occurrence of a Force Majeure Event.

11.3 In the event that the Force Majeure Event exceeds thirty (30) consecutive days (as agreed by the Parties), the Parties shall meet to negotiate in good faith the continuation, suspension, extension, restructuring or other disposition of the affected Service. In no event shall either Party unilaterally take any action under this Section.

12. WARRANTIES

12.1 The Customer warrants that:

     (a) it has obtained all applicable clearances, licences, consents and approvals necessary to enable it to operate, to receive and use the
     Services and Satellite Capacity and to perform its other obligations under this Agreement;

     (b) it is in compliance with, and performance of its obligations hereunder will not violate or conflict with, any applicable telecommunications or other law or regulation of any jurisdiction to which it is subject, and that no further licences are necessary for the provision of any Services;

     (c) it will only use and will procure that its customers only use the
     Services and/or display or transmit any information or content using or in connection with the Services in compliance at all times with all applicable laws and regulations;

     (d) it will follow established practices and procedures for frequency co-ordination and will not use the Services in a manner that could reasonably be expected to interfere with or cause physical harm to the
     Satellites or Space Segment; and

     (e) it will not hold itself out as agent for Intelsat in any correspondence or other dealings relating directly or indirectly to the provision of the
     Services.

12.2 Each Party represents and warrants that as of the date of this Agreement
(i) it has the right, power and authority to enter into and perform its obligations hereunder and the execution, delivery and performance of this
Agreement shall not result in the breach or non-performance of any document, instrument or agreement by which it is bound; (ii) the execution, delivery and performance of this Agreement have been duly authorised by all necessary corporate action; and (iii) this Agreement constitutes legal, valid and binding obligations on that Party.

13.  CONFIDENTIALITY

13.1 Intelsat and the Customer agree that it may be necessary to the performance of this Agreement for a Party to disclose Confidential Information to the other
Party. The receiving Party shall use the same standard of care to maintain the security and confidentiality of all Confidential Information received from the disclosing Party as it uses in the maintenance of the security and confidentiality of its own Confidential Information, and in any event no less than reasonable care.

13.2 Neither Party shall, without the written consent of the other, disclose
Confidential Information to any third party, unless required by law or competent authority to do so. Prior to such disclosure, the receiving Party shall provide the disclosing Party with sufficient notice to permit the disclosing Party to appeal or contest such requirement.

13.3 Intelsat may disclose the Customer's identity as a customer of Intelsat, and may publish this and the Customer's contact details as it reasonably sees fit.

13.4 Upon termination or expiration of this Agreement, each Party shall destroy all the other Party's Confidential Information and confirm in writing that it has done so or, if requested by that Party, return it to the other-Party

13.5 The obligations contained in this Section shall survive the termination or expiration of this Agreement for a period of 5 years.

14.  TECHNICAL COMPLIANCE

14.1 The Customer shall comply, or procure compliance, with the Intelsat
Technical Guidelines and Operating Procedures in respect of any Earth Station or other point of connection provided by, or authorised for use, by the Customer in connection with any Services. Intelsat shall not be required to activate any
Services for use in connection with any non-compliant Earth Station. Upon notice from Intelsat that an Earth Station used in connection with a Service Contract hereunder has become non-compliant, such non-compliance shall be remedied by the
Customer immediately. If such non-compliance continues, Intelsat shall have the right, with immediate effect, to suspend the provision of Services in respect of the Earth Station used until the date on which the Customer procures compliance with the Intelsat Technical Guidelines and Operating Procedures. The Customer
shall not be relieved of its obligation to pay for Services by reason of
Intelsat's suspension of the provision of Services in the event that such suspension is due to any such non-compliance.

14.2 Intelsat may manage (i.e., change beam pointing, move, replace, relocate or reconfigure) Satellite Capacity during the term of a Service Contract in order to achieve optimally efficient use, always provided this does not result in an appreciable degradation in any Service below the applicable Service Description, and the Customer agrees to operate on either sense of polarisation and across an entire frequency band or bands used by Services. Intelsat will make reasonable efforts to avoid frequent relocations. Intelsat will provide reasonable written notice to the Customer concerning any Service to be replaced, relocated or reconfigured with information on the alternative assignment. Unless the Customer responds in writing within 5 business days of receipt of the notice explaining why the new assignment is not appropriate, the Customer shall be taken to have agreed. If the Customer raises good faith objections, Intelsat and the Customer will attempt in good faith to resolve them.

15.  NOTICES

15.1 All notices and other communications from either Party to the other shall be made in writing, by e-mail, fax or letter, such letters to be delivered by courier, and shall be deemed to be received upon actual delivery or completed fax or upon email transmission, addressed to the other Party as follows:

Intelsat USA Sales Corp.
3400 International Drive, N.W.
Washington, D.C. 20008

Telephone:      (202) 944-7554
Fax:            (202)944-8125
e-mail:         uscontractnotices@intelsat.com
Attention:      Director, Contracts

Customer Information:

Firestone Communicaitons, Inc.
6125 Airport Freeway, Suite 200
Fort Worth, TX 76117

Telephone:      (817)222-1234
Fax:            (817)222-9809
e-mail:         mfletch@firestoneinc.com
Attention:      Mr. Michael Fletcher, President

16.  JURISDICTION

The validity, interpretation, operation and effect of this Agreement shall be governed in all respects by the laws of the State of New York and both Parties irrevocably agree that the United States District Court for the District of
Columbia shall have jurisdiction to settle any dispute arising out of or in connection with this Agreement. Such jurisdiction shall be

CONFIDENTIAL AND PROPRIETARY                            INTELSAT USA SALES CORP.

                                   26418-04061

exclusive, save that Intelsat shall also have the right to sue the Customer in the courts of the jurisdiction of its incorporation. Nothing contained in this
Section shall limit the right of either Party to seek immediate injunctive relief proceedings against the other Party in any other court or in the courts of more than one jurisdiction at the same time to compel performance under this
Agreement.

17. MISCELLANEOUS

17.1 This Agreement may only be amended with the written agreement of the
Parties, save that Intelsat may by giving the Customer written notice amend the following without the prior consent of the Customer:

     (a) the terms and conditions of the Annexes, always provided that any such amendments shall apply only to future Service Contracts, and not to any existing Service Contracts, and add new Annexes; and

     (b) the Intelsat Technical Guidelines and Operating Procedures applicable to existing Service Contracts in the event of an Urgent Operational Case.

17.2 If any provision of this Agreement is found to be invalid or unenforceable, it shall not affect the validity and enforceability of any other provision of this Agreement, and the invalid or unenforceable provision shall, if possible, be replaced with a provision consistent with the intentions of the Parties.

17.3 The Customer may not assign, transfer or sublease any rights or obligations under this Agreement to any other party without the express written consent of
Intelsat.

17.4 Any Sections which by their nature are intended to survive the termination of this Agreement shall so survive.

17.5 No Waiver by either Party hereto of any particular default by the other
Party shall affect or impair either Party's rights in respect of any subsequent default of any kind by the other Party. Subsequent acceptance by Intelsat of any payments by the Customer shall not be deemed a waiver of any preceding breach by the Customer of any of the terms or conditions of this Agreement. No waiver shall be effective unless made in writing by a Party's authorised representative.

17.6 The rights, powers and remedies provided in this Agreement are cumulative and may be exercised singularly or cumulatively.

17.7 Any period of time referred to in this Agreement shall be calculated in
Greenwich Mean Time.

17.8 This Agreement is intended for the sole benefit of the Parties and no third party (including, without limitation, customers of the Customer) may seek to enforce or benefit from this Agreement.

17.9 All payments to be made by the Customer to Intelsat hereunder shall be made in full, and shall be free and clear of any right of set-off and from any restriction, condition or deduction.

17.10 The Parties' relationship created by this Agreement is that of independent contractors. This Agreement does not in any way create or authorise any partnership, principal-agent, master-servant, joint venture or other similar relationship between the Parties.

17.11 The language of this Agreement and all other communications between the
Parties regarding the performance of this Agreement shall be English. If this
Agreement or any part thereof, is executed in more than one language, the
English version shall prevail in the event of any conflict between the Parties or inconsistencies in the translations.

17.12 This Agreement constitutes the entire agreement of the Parties and supersedes all prior correspondence, representations, proposals, negotiations, understandings, and agreements of the Parties, oral or written, with respect to the subject matter.

CONFIDENTIAL AND PROPRIETARY                            INTELSAT USA SALES CORP.

                                   26418-04061

IN WITNESS WHEREOF, each of the Parties hereto has duly executed and delivered this Agreement effective on the day and year first above written.

INTELSAT USA SALES CORP.                 FIRESTONE COMMUNICATIONS, INC.

By: /s/ Paul Konort                      By: /s/ Michael G. Fletcher
    ---------------------------------        -----------------------------------
Name: Paul Konort                        Name: Michael G. Fletcher
Title: Director, USA SALES MGMT.         Title: President
Date: 18 March 2005                      Date: 3-18-05

CONFIDENTIAL AND PROPRIETARY                            INTELSAT USA SALES CORP.

ANNEX A-1 PART 1 TO THE NON-EXCLUSIVE SERVICE AGREEMENT:

LEASE SERVICES
1.   APPLICABILITY

     The terms and conditions in this Service Description are applicable for:

     (a)  Full-Time Non-preemptible and Preemptible Services for Leases that are in operation;  and

     (b)  Guaranteed Reservations (GR); and

     (c)  First Refusal Rights (FRR) which have not been converted into GRs.

2.   CONDITIONS OF USE

     The  following conditions of use apply to all Leases:

2.1  Definitions.

     To the extent  capitalized terms are used herein and are not defined in the
     Agreement or herein, they shall have the meaning as set forth in Annex D.

2.2    Use of Satellite Capacity.

     (a)  Earth Stations of various characteristics may be used, subject to prior notification and approval by Intelsat.

     (b)  Use of the Satellite Capacity must be

          (i)  at all times in conformance with a transmission plan that meets the technical and operational conditions specified in Annex C
               -Intelsat Technical Guidelines and Operating Procedures and the
               applicable IESS module, and

          (ii) which has been submitted to and approved by Intelsat prior to commencement of use.

2.3  Service Term.

     (a)  Following Intelsat's approval of the transmission plan and the Earth
          Stations, Service may begin on the Service Commencement Date.
          Intelsat's billing will commence upon the Lease becoming an
          Operational Lease.

     (b)  Unless agreed otherwise in a Service Contract, if the duration of the
          Lease exceeds the expected life of a Satellite, the Customer agrees to continue such Lease on a replacement Satellite at the same orbital location and to pay the same rates upon the replacement of the
          Satellite.

                                      A1-1

2.4  Service Interruption Credits

     (a)  A service interruption is defined as any unavailability, delay, or interruption of a Lease Services carried on the space segment, which is at least 60 minutes in length.

     (b)  Interruption credits means a credit to be given against future Leases
          Services by Intelsat. In accordance with the provisions of the
          Agreement, such credit to be for a Service Interruption, and calculated as a proportion of monthly service, based on 720 assumed
          60-minute periods per month for each 60 minutes or major fraction, thereof (30 minutes or more) of a Service Interruption in excess of 60 minutes.

3.   FULL-TIME LEASE FOR NON-PREEMPTIBLE SERVICES

3.1  Cancellation Policy.

     Non-preemptible Services for Leases cannot be cancelled except as provided for in this Agreement.

3.2  Service Restoration for Non-preemptible Services for Leases.

     (a)  Preemption of Services will be in accordance with the Provisions of
          Annex B - Intelsat Service Restoration/Priority of Services.

     (b)  If there is a Space Segment failure of the Satellite Capacity occupied by a Non-preemptible Service, subject to the availability of restoration Satellite Capacity, restoration of Non-preemptible Service will be offered on either the Satellite to which the Service is presently assigned or on another Satellite where appropriate Satellite
          Capacity is available. Satellite Capacity for restoration, where offered, will be provided by either the redeployment of a sparing
          Satellite to the failed location, or at other locations in suitable spare Satellite Capacity, or in Satellite Capacity made vacant by the interruption and removal of Preemptible Services. Deployment of the sparing Satellite, in whole or in part, is at the sole discretion of
          Intelsat.

4.   FULL-TIME LEASE FOR PREEMPTIBLE SERVICES

4.1  Cancellation Policy.

     Allotments for Preemptible Service Leases are cancelable by the Customer, subject to a cancellation penalty as set forth below. For Service Contracts for Leases of less than or equal to two years duration, if the Customer cancels the Service prior to its Service Termination Date, as set forth in the applicable Service Contract, the Customer will remain liable for the
     Charges applicable to that Lease for its full term less any amounts already received by Intelsat. For Service Contracts for Leases of greater than two years duration, if the Customer cancels the Lease prior to its Service
     Termination Date, the Customer will be liable for the Charges applicable for two full years of the Lease, less the amounts already received by
     Intelsat, plus an additional charge of 25 percent of the Charges for the balance of the scheduled Lease period. These charges for cancellation will be due and payable to Intelsat at the time of cancellation.

                                      A1-2

4.2  Service Restoration for Preemptible Services for Leases.

     An operational Preemptible Service or a Guaranteed Reservation for a
     Preemptible Service can only be preempted when Satellite Capacity is required for the restoration of either Non-preemptible Services or higher priority Preemptible Services because of a partial or total Satellite failure in accordance with the provisions of Annex B - Intelsat Service
     Restoration/Priority of Services.

5.   LEASE RESERVATION POLICY

5.1  Applicability.

     The Lease reservation policy set forth in this Section 5 does not create any right in the Customer to order Services from Intelsat, except as may be expressly set forth in this Annex. The Lease reservation policy set forth is solely intended to define the terms and conditions of GRs and FRRs. The minimum bandwidth permitted for any reservation of a GR or FRR is 1 MHz
     (available in increments of 100 kHz above the 1 MHz minimum).

5.2  Guaranteed Reservations and First Right of Refusal.

     (a)  Guaranteed Reservations for Operational Capacity.

           (i)  Start Date: Except as provided for below, each request for a GR should specify a fixed Service Commencement Date for the
                initiation of Service no greater than six (6) months from the date the GR request is submitted, regardless of the length of the Lease. Intelsat has the discretion to waive the GR lead-time rules on a case-by-case basis.

           (ii) Payment: Except as provided for below, upon GR approval, the
                Customer shall assume full responsibility for paying all Lease
                Charges for the full term of the Lease, whether or not Service has commenced, or for paying early termination charges.

          (iii) Reservation Fee: No reservation fee is required for a GR.

           (iv) Preemption/Priority: In all matters related to preemption, and in all matters related to priority and precedence discussed below, approved GRs shall be treated similar to Satellite
                Capacity in operation.

     (b)  First Right of Refusal for Operational Capacity.

          (i)   Start Date: Each request for a FRR reservation must specify a fixed Service Commencement Date for the initiation of Service no greater than four (4) months from the date Intelsat accepts the
                FRR request.

                                      A1-3

          (ii)  FRR Fee: Except as provided for below, a FRR fee equal to the greater of five percent (5%) of the associated annual Lease
                Charges or $25,000, is required for each FRR. The FRR fee will be refundable if the FRR is upgraded to a GR or an operational
                Service before the scheduled Service Commencement Date.

          (iii) Fee Forfeiture: Except as provided for below, the FRR fee will be applied toward the Lease Charges if and when Service begins, unless otherwise directed by the requesting customer. If the customer holding the FRR fails to either implement Service or enter into a GR by the approved start date, the reservation fee will be forfeited.

          (iv)  Upgrade to GR: When a FRR is upgraded to a GR, the Customer may submit a scheduled start date that is up to six (6) months after the date of the GR upgrade request regardless of the length of the Lease. Any upgrade from a FRR to a GR shall be based on the same Lease parameters as determined by Intelsat.

          (v)   FRR Challenge: Upon receipt by Intelsat of a GR application from another customer for the reserved Satellite Capacity that cannot satisfactorily be accommodated by other means, Intelsat will notify the customer currently holding the FRR that it will have thirty (30) days, in the case of any FRR contracted for prior to
                1 October 2002, or fifteen (15) days, in the case of any FRR contracted for on or after 1 October 2002, to exercise one of the following options:

               (A)  Enter  into a GR,  in  compliance  with  the  provisions  of
                    Section 5.2(a) above,  that is of equal or greater financial
                    benefit  to  Intelsat   than  that   offered  by  the  other
                    customer(s) as determined by Intelsat;

               (B)  Request  the FRR be  transferred  to  alternative  available
                    Satellite Capacity; or

               (C)  Relinquish the FRR and receive a refund of the FRR fee.

          (vi)  If the current holder of the FRR elects Section 5.2(b)(v)(B) or
                Section 5.2(b)(v)(C) or no option is elected within the
                applicable time period set forth above, the GR requested by the
                GR applicant referred to in Section 5.2(b)(v) will automatically become effective. If no option is elected by the FRR holder in the applicable time period set forth above, it will be assumed that Section 5.2(b)(v)(C) has been chosen by the FRR holder.

                                      A1-4

          (vii) Holder(s) of a FRR may not initiate a challenge to that reservation by applying for a GR against any portion of the
                Satellite Capacity for which they hold FRR.

5.3  Service Continuity.

     (a)  All Service Contracts for Long Term Leases will be considered to be under an "automatic FRR" for renewal of a Service Contract throughout the duration of the original Service Contract up until forty-five (45)
          days prior to the scheduled Service Termination Date without a need to make application or place a reservation fee on deposit with Intelsat.
          After such time, the automatic FRR shall expire and Intelsat shall be free to market the Satellite Capacity.

     (b)  This automatic FRR may be exercised by the Customer at any time up to its expiration by converting it to GR status provided the Lease
          Service parameters remained unchanged as determined by Intelsat. Any extension or renewal will be based upon the then prevailing Service rates applicable to the Service.

     (c)  In the case of any Service Contract for a Long Term Lease that has not been renewed on a GR basis, as provided in this Section, at least (6)
          months before the scheduled Service Termination Date, such automatic
          FRR becomes challengeable by a GR applicant pursuant to the terms of
          Section 5.2(b) above.

     (d)  In the case of Service Contracts for Long Term Leases, if the automatic FRR is not exercised within the applicable time period and/or a GR applicant does not initiate a challenge as permitted hereunder, the extension or renewal of the original Service Contract shall be at Intelsat's discretion. All Short Term Leases are subject to extension or renewal at Intelsat's discretion.

     (e)  In the case where no request to extend, amend or terminate a Service
          Contract for Lease Services is received from a Customer prior to the
          Service Termination Date and no GR applicant has challenged for such
          Services, then absent any notice from the Customer, the Customer will be considered to be "holding over" and Intelsat reserves the right to charge the then prevailing one-week Service rate applicable to that
          Service. In addition, the hold over Service Contract will be subject to preemption upon notice at Intelsat's discretion.

                                      A1-5

5.4  Special Provisions.

     Services requiring special treatment under the foregoing provisions are addressed below:

     (a)  Short-Term Leases: The reservation of Satellite Capacity for
          Short-Term Leases having an allotment period of at least one week but less than one year can be accomplished only on a GR basis, and will not be confirmed more than six (6) months before the Service
          Commencement Date. Reservations for Short-Term Leases having an allotment period of less than one week will not be confirmed more than sixty (60) days before the Service Commencement Date. Intelsat, in its discretion, may waive the Short-Term Lease GR lead time rules on a case-by-case basis.

     (b)  Non-operational Capacity: Intelsat shall provide the lead times for reservations placed on Non-operational Capacity on a case by case basis. Special reservation fees may apply to Non-operational Capacity at the discretion of Intelsat.

     (c)  Delayed Availability: In the event of a delay in the projected availability date of either Operational or Non-operational Capacity, which may result in the delayed implementation of a Lease by more than six (6) months, the reserving Customer shall have the right to cancel the reservation in question within 45 days of Intelsat's delivery of notice of such delay. Failure by the reserving Customer to inform
          Intelsat of such cancellation within the allotted 45-day period shall be considered to be agreement by the reserving Customer to the revised start date. Reservation fees associated with an approved FRR that has been cancelled under this provision shall be promptly refunded.

     (d)  Progressive Activation of FRRs: The following procedures will be applied to approved FRRs:

          (i)   At Intelsat's discretion, activation of any portion of the
                Satellite Capacity (in 100 kHz increments) shall be permitted at any time between the acceptance of the FRR by Intelsat and the approved Service Commencement Date, unless it is not available due to other commitments. Segments of reserved Satellite
                Capacity which are not activated during this interim period will still be subject to challenge in accordance with Section
                5.2(b)(v) above. If all of the originally-reserved Satellite
                Capacity is not activated or converted into a GR by the approved start date, the Customer shall forfeit the reservation fee;

          (ii)  Between the time of acceptance of the FRR by Intelsat and the approved start date, the activated portion of Satellite Capacity may be increased, up to the total amount of Satellite Capacity stipulated in the FRR. Any increase in Satellite Capacity beyond the original Allotment requires an additional reservation;

          (iii) Between the time of acceptance of the FRR by Intelsat and the approved start date, the Customer will be billed for the
                activated portion of Satellite Capacity in accordance with
                Section 5.2 (b); and

          (iv)  The FRR reservation fee will not be credited to the Customer until the entire Satellite Capacity requested in the FRR has been activated.

                                      A1-6

6.   CABLE RESTORATION LEASE SERVICES

     Cable restoration Lease Services may be available. Please check with your
     Intelsat Sales Representative for availability, applicable terms and conditions and pricing.

                                      A1-7

ANNEX A-1 PART 2: INTELSAT AMERICAS FULL TIME LEASE SERVICE TERMS

1.   APPLICABILITY

     The terms and conditions in this Service Description are applicable only for the following Full Term Lease Services:

     Fully Protected, Non-preemptible, Preemptible and Business Preemptible
     Services for Leases that become operational on the Intelsat Americas, formerly Telstar, ("IA") 5 at 97(degree) West, 1A6 at 93(degree) West, IA7 at 129(degree) West, IA13 at 121(degree) West, and 1A8 at 89(degree) West
     (including follow-on Satellite Capacity to such specified orbital locations), and any other Satellite that Intelsat may designate from time to time.

2.  CONDITIONS OF USE

2.1  Definitions.

     FULLY PROTECTED SERVICE shall mean a Lease Service offered only on a full transponder basis that in the event of failure, shall be restored using spare equipment that may be available on the Satellite at the time of failure, or on comparable Satellite Capacity (full transponder basis only)
     on the same Satellite, or on another Intelsat Satellite pursuant to Section
     4.1 herein, except where the failure is caused by the actions or inactions of the Customer not pursuant to the directions of Intelsat. Fully Protected
     Services are not preemptible.

     NON-PREEMPTIBLE SERVICE shall mean a Lease Service that in the event of failure is not Fully Protected but which is not subject to preemption in order to restore any other customers Fully Protected Service.

     NON-PROTECTED SERVICE shall mean each of Non-Preemptible, Preemptible and
     Business Preemptible Services which in the event of Satellite Capacity failure is not guaranteed to be restored by Intelsat.

     PREEMPTIBLE SERVICE shall mean a Lease Service that in the event of failure is not protected and which may be preempted on a permanent or temporary basis in order to restore Fully Protected Services.

     BUSINESS PREEMPTIBLE SERVICE shall mean a Lease Service that in the event of failure is not protected and which may be preempted on a temporary or permanent basis as follows:

     (a)  With  five  minutes  notice  in order  to  restore  a Fully  Protected
          Service,  or

     (b)  With not less than thirty  (30) days notice for any reason  whatsoever at the sole discretion of Intelsat ("Discretionary Preemption")

                                      A-1

     To the extent capitalized terms are used herein and are not defined above, they shall have the meaning set forth in the Agreement (including its applicable Definition Annexes).

2.2  Use of Satellite Capacity.

     (a)  Earth Stations of various characteristics may be used, subject to prior notification and approval by Intelsat.

     (b)  Use of the Satellite  Capacity must be

          (i)  at all times in conformance  with a transmission  plan that meets
               the  technical  and  operational   conditions  specified  in  the
               attached Technical Exhibit.

          (ii)  which has been submitted to and approved by Intelsat prior to commencement of use.

2.3  Service Term.

     (a)  Following Intelsat's approval of the transmission plan and the Earth
          Stations, Service will begin on the Service Commencement Date (SCD).

     (b)  Unless agreed otherwise in a Service Contract, if the duration of the
          Lease exceeds the expected life of a Satellite, the Customer agrees to continue such Lease on a replacement Satellite at the same orbital location and to pay the same rates upon the replacement of the
          Satellite.

     (c)  Intelsat's billing will commence upon the SCD, if the actual SCD is delayed for any reason due to the Customer.

2.4  Service Interruption Credits

     (a)  A Service Interruption is defined as any period during which a Service fails to meet the performance parameters set forth in the Technical
          Annex to the Service Contract.

     (b)  Interruption  credit means a credit to be given against future service by Intelsat. In accordance with the provisions of the Agreement,  such credit to be for a Service  Interruption  of 30 minutes  or more,  and calculated  as a proportion of monthly  service,  based on 720 assumed
          60-minute  periods  per month,  for each minute of  interruption.

     (c)  Measurements  of periods of Service  Interruption  shall commence only upon the Customers' written or verbal confirmation to Intelsat and the
          Customer  having  vacated  its  signal  from  the  affected  satellite capacity,  if  required,  to  permit  Intelsat's  verification  of the existence of the interruption.

                                      A-2

2.5  Cancellation Policy

     The Lease Services provided herein cannot be cancelled by the Customer except as provided for in the Agreement.

3.   RULES OF PREEMPTION

3.1  Notification of Preemption

     For the purposes of notification concerning preemption of any Preemptible or Business Preemptible Service the Customer shall specify, in writing prior to the Service Commencement Date, a telephone number where
     Customer-designated personnel may be reached by Intelsat. Such contact telephone numbers and contact personnel shall remain in effect until further written notice is given by the Customer of changes.

3.2  Credit for Service Preemption

     If any Preemptible or Business Preemptible is temporarily preempted, the
     Customer will be credited for the period of interrupted Service on a pro-rata basis based on the actual time the Customer is without Service.
     Notwithstanding the above, to the extent that the Customer does not comply with any permitted preemption, Intelsat shall have the right to prevent the
     Customer's use of the preempted Services, including the right to deny, temporarily suspend, or terminate the Service permanently without notice.

3.3  Charge for Failing to Vacate the Satellite Capacity in the Event of
     Preemption

     (a) Preemptible Services

     If the Customer  continues to use the Preemptible  Service longer than five minutes  following  notification  or attempted  notification  by Intelsat of its preemption  to restore a Fully  Protected  Service,  a charge shall apply at the rate of $1,100 per minute, or each fraction thereof,  for each minute after such five minute period.

     (b)  Business Preemptible Services

     If the Customer continues to use any Business Preemptible Service longer than five minutes following notification or attempted notification by
     Intelsat of its preemption to restore a Fully Protected Service, or if the
     Customer continues to use any Business Preemptible Service five (5) minutes beyond 12:00:01 AM Eastern Time on the effective date of preemption in the case of a Discretionary Preemption, a charge shall apply at a rate of
     US$1,100 per minute, or each fraction thereof.

                                      A-3

4.   RESTORATION OF FAILED TRANSPONDERS

4.1  Service Restoration for Fully Protected Services

     In the event any Fully Protected Service provided fails and Intelsat is unable to restore such Service on the affected Satellite Capacity by switching in spare equipment that may be available on the Satellite at the time of the failure, then Intelsat shall restore such Service either (1) on
     Satellite Capacity of the same frequency band, having the same or greater bandwidth and the same power as the failed Satellite Capacity, on the same
     Satellite, or (2) on Satellite Capacity of the same frequency band, having the same or greater bandwidth, the same or different power, the same or greater EIRP, and substantially equivalent domestic footprint, but no less than the same number of States (in the U.S.) included in the failed
     Satellite Capacity footprint, on another Intelsat Satellite then in orbit.
     Such Satellite Capacity will then become the Fully Protected Service.

4.2  Service Restoration for Non-Protected Services

     In the event any Non-Protected Service (including Non-Preemptible,
     Preemptible and Business Preemptible Services) provided by Intelsat fails,
     Intelsat may, in its sole discretion, attempt to restore such Non-Protected
     Service on the affected Satellite Capacity using spare equipment on the
     Satellite. If Intelsat is unable to restore such Non-Protected Service in this way then Intelsat may, in its sole discretion, offer to restore such
     Non-Protected Service on any available Satellite Capacity of the same frequency band, having the same bandwidth and the same or different power as the failed Satellite Capacity, on the same Satellite or on another
     Intelsat Satellite then in orbit. Such Satellite Capacity will then become the Non-Protected Service provided, however, if Intelsat offers to restore the affected Non-Protected Service on a Satellite other the Satellite on which the failed Non-Protected Service was provided then the Customer may reject such Service on such replacement satellite Capacity with notice to
     Intelsat within twenty four (24) hours of Intelsat having offered such
     Satellite Capacity to the Customer. If Intelsat does not restore or attempt to restore such Non-Protected Service, or the Customer rejects the offered restoration, such Non-Protected Service on the affected Satellite Capacity will terminate as of the moment of failure.

                                      A-4

     ANNEX A-6, Part 1: DEDICATED VIDEO SOLUTIONS

1.   CONDITIONS OF USE

1.1  Applicability

     The terms and conditions in this Service Annex shall apply only to
     Dedicated Video Solutions Services and to no other Services whatsoever.

1.2  Definitions

     Within this Annex, the following words or phrases shall have the following meanings:

     CUSTOMER SIGNAL means electronic video and associated audio signals generated by, or on behalf of, the Customer for delivery to Intelsat as described in the Service Contract.

     DEMARCATION POINT means a designated interface to a DVS Network.

     GROUND SEGMENT means all the Network Components except for the Space
     Element.

     INTERRUPTION CREDIT means a credit to be given against Charges by Intelsat, such credit to be calculated on a minute-by-minute basis as a proportion of the Charge for that DVS, based on seven hundred and twenty (720) assumed sixty (60) minute periods per month.

     NETWORK COMPONENT means any Space Element, Earth Station, fibre link, Point of Presence facility (POP), equipment and related components that are comprised in a DVS Network which is engaged by a DVS.

     SERVICE COMMENCEMENT DATE means the date on which a Service shall commence as set out in the relevant Service Contract.

     SERVICE INTERRUPTION means any unavailability, interruption, or degradation to the DVS below the levels specified in the Service Contract, which should last for at least fifteen (15) minutes.

     SERVICE TERM means the term for which a Service  shall be supplied,  as set out in the relevant Service Contract.

     SPACE ELEMENT means the Space Segment capacity provided as part of a DVS
     Network.

     DVS NETWORK means a network consisting of one or more of the Network
     Components established by Intelsat for the purpose of providing a DVS.

     DVS shall mean a Dedicated Video Solutions Service.

                                     A6-1-1

1.3  The Dedicated Video Solutions Service

     (a)  The Dedicated Video Solutions Service consists of the transmission of
          Customer Signals over a DVS Network by Intelsat, as set out in this
          Annex.

     (b)  The DVS Network to support each Dedicated Video Solutions Service may consist of any combination of Network Components as required by the
          Customer and agreed with Intelsat. Each DVS will be supplied as specified in the relevant Service Contract.

     (c)  Each DVS shall only be supplied between the Demarcation Points specified in the relevant Service Contract, and Intelsat shall have no liability for the DVS beyond those Demarcation Points.

     (d)  Save to the extent that Network Components are specified in a Service
          Contract, Intelsat may at anytime during a Term alter the method by which it provides a DVS, always providing that such alterations do not adversely affect the availability or quality of that DVS.

1.4  Conditions of Use

     (a)  The DVS must be used solely for the purpose of transport and transmission of Customer Signals as stated in this Annex. Any breach of this condition will entitle Intelsat to suspend or terminate that
          DVS for default without notice.

     (b)  The Customer may not sub-let or resell any DVS without the express written consent of Intelsat, which Intelsat may withhold at its sole discretion.

1.5  Customer Equipment

     (a)  The Customer may connect its own network components to a DVS Network.
          Network components of various characteristics may be used, subject to prior notification and approval by Intelsat, and always provided that use of such components is at all times in conformance with a transmission plan that meets the technical and operational conditions specified in the Service Contract.

     (b)  The Customer shall ensure that Customer Signals do not cause any interference with or damage to the DVS Network.

     (c)  The Customer shall be fully responsible for the operation and performance of any network components, which it provides.

                                     A6-1-2

1.6  Service Term

     (a)  A DVS shall be provided for the Service Term.

     (b)  A DVS will begin on the Service Commencement Date, subject to
          Intelsat's approval of any Customer equipment under Paragraph 1.5 above.

     (c)  The Customer will deliver the Customer Signal to the hand-off
          Demarcation Point. The Customer shall ensure that the Customer Signals comply with the specifications set out in the Service Contract.

     (d)  By giving at least ninety (90) days written notice to Intelsat prior to the end of the Term, the Customer may request the extension of the
          Term, subject to review of the Charges and any other appropriate charges, and to agreement with Intelsat. Intelsat may accept such a request at its sole discretion.

1.7  Special Payment Terms

     (a)  The Charge for the DVS is payable monthly in advance.

     (b)  Intelsat shall issue invoices forty-five (45) days prior to the start of the month in which the DVS is provided. Invoices are payable within forty-five (45) days from the date of issue.

     (c)  One (1) month prior to the Service Commencement Date, the Customer shall provide Intelsat with a sum equivalent to two (2) monthly
          Charges. Intelsat shall apply half of this for the first month's
          Charge, and shall retain the remainder for the Service Term as
          Collateral. At the end of the Term, Intelsat will return any excess to the Customer.

     (d)  If a DVS is ordered more than six (6) months in advance, Intelsat may require a deposit or reservation charge.

     (e)  Intelsat shall charge for a DVS from the Service Commencement Date, even if the DVS is delayed if the delay has been caused by the
          Customer.

1.8  Cancellation Policy

     (a)  A DVS may not be terminated early. If the Customer terminates a DVS prior to the end of its Service Term without cause or without the agreement of Intelsat, Intelsat shall be entitled to and the Customer shall pay Intelsat the balance of Charges due for the remainder of the
          Service Term (including any extension thereof).

                                     A6-1-3

1.9  Service Availability

     (a)  The Customer shall report any occurrence of a Service Interruption to
          Intelsat, and Intelsat shall open a trouble ticket upon verification of the reported Service Interruption. The duration of each Service
          Interruption shall be measured from the opening of the trouble ticket until the Service is restored and the time stamped in the trouble ticket.

     (b)  The Customer shall ascertain that no act or omission of its own has caused the Service Interruption and allow Intelsat reasonable opportunity to conduct tests and measurements to validate the
          Customer's measurements.

     (c)  Any Interruption Credit shall only be given if Intelsat has determined, in its sole discretion, that a Service Interruption has occurred. If Intelsat is satisfied that the Service Interruption claimed occurred in accordance with this Paragraph, Intelsat shall apply Interruption Credits as follows:

          (i)  Intelsat shall give the Customer an Interruption Credit to be credited against Charges for that DVS.

          (ii) Interruption Credits will be calculated on a minute-by-minute basis for the total number of minutes of a Service Interruption.

     (d)  In no event shall any Interruption Credit be given in respect of any
          Service Interruption that is caused by:

          (i)  the failure or non performance of any network components or other equipment or facilities of the Customer;

          (ii) any act or omission of the Customer, its employees, agents or contractors;

          (iii)any period during which Intelsat interrupts a Service in order to perform scheduled or emergency testing, maintenance and adjustments in accordance with the terms of the Agreement;

          (iv) any event of Force Majeure or other cause outside Intelsat's reasonable control, or any circumstances other than those set out in this Annex.

     (e)  Provided that the Customer is not in material breach of any of its obligations under this Agreement, the Customer may terminate its obligations under a Service Contract immediately by giving Intelsat written notice if a Service Interruption lasts for a continuous period of ten (10) days without interruption from the time that written notice of such Service Interruption is received from the Customer, and provided that such Service Interruption is directly attributable to the negligence of Intelsat, its employees or affiliates.

                                     A6-1-4

1.10 Ordering Procedures

     (a)  Services must be ordered using the following Dedicated Video Solutions
          Service Order Form. The Service Order form will be filled out in discussion with an Intelsat Customer Representative, and sent to the
          Customer for review and signature. A Service Order form, once accepted, agreed and signed by Intelsat (including any amendments)
          shall constitute a Service Contract.

     (b)  The Dedicated Video Solutions Service Order Form should clearly state the Demarcation Points, and the required Ground Segment Components.

     (c)  Lead  Time:  There is no minimum  lead time for  orders for  Dedicated
          Video Solutions Service. Intelsat will consider all submitted requests in good faith.

     (d)  Each Service may be ordered by one Customer only, who shall serve as the sole point-of-contact for the Service, and as the contracting party.

                                     A6-1-5

ANNEX A-6, Part 2: OCCASIONAL VIDEO SOLUTIONS

1.   CONDITIONS OF USE

1.1  Applicability and Validity

     These terms and conditions are subject to change at any time. Changes will be notified via the web site www.intelsat.com/videosolutions and will be effective 30 days after posting without further notice.

1.2  The Service

     (a)  The Service is the transmission of Video Signals between the point where they are delivered to Intelsat for transmission (the Point of
          Origination) and the point where they are to be delivered by Intelsat post transmission (the Point of Destination). Each Service may be ordered by one Customer only, who shall serve as the sole
          point-of-contact for that Service.

     (b)  Services are not protected in the event of a Service component failure. Intelsat may pre-empt Services by giving 5 minutes notice to restore services for other customers in accordance with the rules of pre-emption.

     (c)  Intelsat may change the assignment or configuration of or withdraw any
          Service component in order to accommodate requirements for full-time services. Intelsat will use reasonable efforts to reassign any affected Services. If the Customer cannot reasonably use a reassigned
          Service, it may cancel that Service without further obligation.

1.3  Service Term

     (a)  Services may be booked in 5 minute increments with a minimum 10 minute booking, unless otherwise stated in the Rate Card (the Service Term).
          Requests for extensions will not be considered less than 10 minutes before the scheduled end of a Service and may only be made by the
          Customer.

     (b)  When booking Services of 60 minutes or more, the Customer may reserve a block of time of either 15 or 30 minutes immediately following the
          Service Term (the Approx Out Option). If the Service is terminated within the Service Term, no charge shall be made for the Approx Out
          Option. If the Service uses any portion of the Approx Out Option period, the Customer shall be charged for the entire Approx Out Option period in accordance with the Rate Card.

     (c)  At the end of transmission of the Video Signals the Customer should call the number specified in the Service Contract to confirm the end of transmission (the Goodnight Call). If no Approx Out Option has been selected, Intelsat may cease transmission of a Service at the end of the Service Term without any prior notice or warning even though no
          Goodnight Call has been received. At its option, Intelsat may continue transmission of a Service beyond the end of the Service Term until the
          Goodnight Call is received and will charge for any such continuing transmission in accordance with the Rate Card.

                                     A6-2-1

     (d)  If the Video Signals have been provided directly by the Customer, the
          Service shall terminate at the time of the Goodnight Call. If the
          Video Signals have been provided by a third party to the Customer,
          Intelsat shall use reasonable endeavours to terminate the Service as soon as reasonably possible following the Goodnight Call.

1.4  Charges

     (a)  Intelsat's Rate Card will be published at
          www.intelsat.com/videosolutions and may be amended by Intelsat without prior notice. Intelsat shall only vary the Charges agreed for existing
          Services if:

          (i)  the Customer requires the use of specific equipment in the provision of the Service; or

          (ii) if any service providers who are providing associated services to
               Intelsat in respect of that Service increase their charges to
               Intelsat.

1.5  Booking

     (a)  Services may only be booked up to six (6) months in advance and shall automatically be booked as confirmed unless the pencil booking option is selected.

     (b)  The Customer may make a pencil booking up to 6 (six) months in advance. If the Customer has not confirmed a pencil booking by 72 hours before its scheduled Commencement Time, it will automatically expire without further notice to the Customer. If Intelsat receives a request for services which would require capacity that is the subject of a Pencil Booking, Intelsat shall advise the Customer. If the
          Customer does not confirm the Service within 24 hours of receiving such notice Intelsat may cancel the Pencil Booking, and shall be under no further obligation with regard to it.

1.6  Amendments and Cancellation

     (a)  An Amendment is an agreed change to any term or parameter of a
          Service. Intelsat will use reasonable endeavours to comply with any request for an Amendment, but is not obliged to agree to any request for Amendments.

     (b)  Cancellation charges in accordance with the applicable Rate Card will apply to any Amendment which reduces or cancels a Service. No cancellation charges will apply to Pencil Bookings.

     (c)  Unused confirmed Services shall be billed as booked.

1.7  Customer Responsibilities

     (a)  If any Video Signal is transmitted improperly to the Point of
          Origination, e.g. at an incorrect frequency, bandwidth or bit rate, power level, polarization, etc., Intelsat may deny access to the
          Service until the problem is remedied to Intelsat's reasonable satisfaction.

     (b)  The Customer will take all reasonable steps to protect any equipment owned by Intelsat that is sited at Customer premises, and keep it secure. The Customer will prohibit any unauthorised copying or use of such equipment and maintain adequate insurance against its loss or damage. On termination of a Service Contract for any reason whatsoever, the Customer shall promptly return any such equipment to
          Intelsat, and shall not seek to maintain any lien or detention over it.

                                     A6-2-2

1.8  Service Levels and Interruptions

     (a)  The Customer agrees that its sole remedy for any unavailability of a
          Service shall be Interruption Credits, that is credits against Charges calculated as a proportion of the Charge for that Service, based on seven hundred and twenty (720) assumed sixty (60) minute periods per month.

     (b)  A Service Interruption means a complete interruption of a Service. The
          Customer shall report any occurrence of a claimed Service Interruption to Intelsat, as soon as possible. This report should include details of:

          (i)  the Service affected, including the Service Contract Number;

          (ii) the  nature  of  the  Service  Interruption  claimed;  and

          (iii)a Customer  point of contact,  together  with  contact  telephone numbers and e-mail address.

     (c)  Intelsat shall open a trouble ticket upon receipt of the report of a
          Service Interruption. For purposes of calculating Interruption
          Credits, the duration of each Service Interruption shall be measured from the time of the opening of the trouble ticket until the Service is restored and the time of restoration stamped in the trouble ticket.

     (d)  The Customer shall ascertain that no act or omission of its own has caused the Service Interruption, and allow Intelsat reasonable opportunity to conduct tests and measurements to validate the
          Customer's measurements.

     (e)  If Intelsat is reasonably satisfied that the Service Interruption claimed occurred, Intelsat shall apply Interruption Credits.

     (f)  In no event shall any Interruption Credit be given in respect of any
          Service Interruption that is caused by:

          (i)  the failure or non performance of Customer Premise Equipment or other equipment or facilities of the Customer;

          (ii) any act or omission of the Customer, its employees, agents or contractors;

          (iii)any period during which Intelsat interrupts Service in order to perform scheduled or emergency testing, maintenance and
               adjustments in accordance with the terms of the Agreement; or

          (iv) any cause outside Intelsat's reasonable control, or any circumstances other than those set out in this Annex.

                                     A6-2-3

ANNEX B TO THE NON-EXCLUSIVE SERVICE AGREEMENT:

SERVICE RESTORATION/PRIORITY OF SERVICES

1.   Purpose.

     The Restoration policy is based on Intelsat's priority list, which serves two purposes in cases of Space Segment malfunction:

     o    it  determines  the  order in  which  Services  on the  malfunctioning
          Satellite Capacity will be restored

     o    it determines the order in which Services on healthy  Satellites  will be preempted.

     In the case of a partial or total Satellite failure, reallocation of a
     Service by Intelsat from one Intelsat Satellite to another, is not considered to be preemption but shall be considered an assignment provided that the alternative capacity made available by Intelsat provides at least equal performance to the required coverage area.

     The restoration policy is applicable only prior to the deployment of the
     Intelsat IX at 332.5(degree)E. See Section 3 below (Reassignment) for the restoration policy post-deployment of the Intelsat IX at 332.5(degree)E.

2.   Priority List.

     The rules of preemption categorize Services into several categories, ranging from the most protected Services (i.e., most likely to be restored and least likely to be preempted) to the least protected Services.

     These categories are:

     (1)  Novated Carrier and Channel Services;

     (2)  Carrier and Channel Services and Intelsat Managed Services based on
          Carrier and Channel Services as defined in Annex A;

     (3)  Novated non-preemptible international Lease Services;

     (4)  Novated non-preemptible domestic Lease Services;

     (5)  Non-preemptible Lease Services and Intelsat Managed Services based on
          Non-Preemptible Lease Services as defined in Annex A;

     (6)  Novated preemptible international Lease Services;

     (7)  Novated preemptible domestic Lease Services; and

     (8)  Preemptible Services and Intelsat Managed Services based on
          Preemptible Services as defined in Annex A.

                                      B-1

     The Services within each category are given priority chronologically, with the oldest initial Service Commencement Date having the highest priority and the most recent Service Commencement Date having the lowest.

3.   Reassignment.

     Restoration Policy Pre-Deployment of Intelsat IX at 332.5(degree)E.

     In the event that a space segment malfunction is of such a scale that all
     Preemptible Services for Leases have been preempted and additional services need to be preempted, then it would be necessary to remove non-preemptible services by reference to Intelsat's priority list consistent with the deployment plans.

     Restoration Policy Post-Deployment of Intelsat IX at 332.5(degree)E

     Effective upon the arrival of the Intelsat IX at 332.5(degree)E,
     Non-preemptible Leases on a non-failed Satellite will not be preempted to restore higher priority Services. In the event of an in-orbit Space Segment malfunction and in accordance with preemption procedures which permit
     Preemptible service to be preempted from a non-failed Satellite to restore services from the Satellite where the malfunction occurred, preemption procedures would require either:

     o    reassigning the services from the orbital location where the malfunction occurred to the orbital location(s) of the restoration
          Satellite, or

     o    the redeployment of a restoration Satellite to the orbital location where the malfunction occurred, either upon arrival of a replacement spare Satellite or immediately after the loss of the Satellite at the failed orbital location.

     In the case of Satellite malfunction, practical circumstances of geography and beam coverages will be taken into account by Intelsat, in its sole discretion, in implementing the foregoing procedures.

                                      B-2

     ANNEX C:

     INTELSAT TECHNICAL GUIDELINES AND OPERATING PROCEDURES

     The Intelsat Technical Guidelines and Operating Procedures are addressed by
     IESS & SSOG modules. IESS & SSOG modules are added, amended or deleted from time to time as operational and technological events warrant. For convenience, these documents are available upon request to Intelsat.

     SATELLITE PERFORMANCE SPECIFICATIONS

         -----------------------------------------------------------
                  SATELLITE                 IESS SPECIFICATION

         -----------------------------------------------------------
          INTELSAT VA                  IESS 406

         -----------------------------------------------------------
          INTELSAT VI                  IESS 408

         -----------------------------------------------------------
          INTELSAT VII                 IESS 409

         -----------------------------------------------------------
          INTELSAT VIIA                IESS 415

         -----------------------------------------------------------
          INTELSAT VIII                IESS 417

         -----------------------------------------------------------
          INTELSAT VIIIA               IESS 418

         -----------------------------------------------------------
          APR-1 ON INSAT               IESS 420

         -----------------------------------------------------------
          INTELSAT IX                  IESS 422

         -----------------------------------------------------------
          APR-2 ON SINOSAT             IESS 423

         -----------------------------------------------------------
          INTELSAT X                   UNDER DEVELOPMENT
         -----------------------------------------------------------

     INTELSAT TECHNICAL GUIDELINES AND OPERATING PROCEDURES

-------------------------------------------------------------------------------
                    OPERATIONS                        APPLICABLE GUIDELINES

                                      -----------------------------------------
                                                IESS                SSOG

-------------------------------------------------------------------------------
 OPERATIONAL MANAGEMENT COORDINATION                     SSOG 103
 AND CONTROL

-------------------------------------------------------------------------------
 E/S INTERMOD CRITERIA                 IESS 401

-------------------------------------------------------------------------------
 EIRP ADJUSTMENT FACTOR                IESS 402

-------------------------------------------------------------------------------
 ESC                                   IESS 403          SSOG 403

-------------------------------------------------------------------------------
 INCLINED ORBIT OPERATION              IESS 411

-------------------------------------------------------------------------------
 E/S POINTING                          IESS 412

-------------------------------------------------------------------------------
 C-BAND E/S                            IESS 207, 601     SSOG 200, 210, 220

-------------------------------------------------------------------------------
 KU-BAND E/S                           IESS 208, 601     SSOG 200, 210, 220

-------------------------------------------------------------------------------
 DCME*                                                   SSOG 501
-------------------------------------------------------------------------------

     *Though still in use in the Intelsat network, DCME specifications (formerly
     IESS 501) are no longer provided by Intelsat. Instead, they may be found in
     ITU-T Recommendations G.763 and G.766.

                                      C-1

     INTELSAT SERVICE GUIDELINES

--------------------------------------------------------------------------------
          SERVICE TYPE                       APPLICABLE GUIDELINES

                                 -----------------------------------------------
                                         IESS                   SSOG

--------------------------------------------------------------------------------
 LEASE SERVICES                   IESS 410            SSOG 600

--------------------------------------------------------------------------------
 CARRIER AND CHANNEL

--------------------------------------------------------------------------------
        IDR (QPSK)                IESS 308            SSOG 308

--------------------------------------------------------------------------------
        IBS                       IESS 309            SSOG 309

--------------------------------------------------------------------------------
        IBS (TCM)                 IESS 314            SSOG 314

--------------------------------------------------------------------------------
        IDR (TCM)                 IESS 310            SSOG 310

--------------------------------------------------------------------------------
        HDR                       IESS 419            SSOG 419

--------------------------------------------------------------------------------
        TDMA & LC. TDMA           IESS 307, 317       SSOG 307,317

--------------------------------------------------------------------------------
 DEMAND-BASED

--------------------------------------------------------------------------------
        DAMA                      IESS 311            SSOG 311

--------------------------------------------------------------------------------
        BVSAT                     IESS 313            SSOG 313 (DRAFT)

--------------------------------------------------------------------------------
 OCCASIONAL USE

--------------------------------------------------------------------------------
        TV/FM                     IESS 306            SSOG 306

--------------------------------------------------------------------------------
        IBS                       IESS 309            SSOG 309

--------------------------------------------------------------------------------
        DIGITAL TV                IESS 503
--------------------------------------------------------------------------------

                                      C-2

     ANNEX D TO THE NON-EXCLUSIVE SERVICE AGREEMENT:

     DEFINITIONS - AS USED IN THE ANNEXES

     (1)  "Allotments" shall mean Intelsat's Satellite Capacity provided via the
          Space Segment that is set for a Customer's use.

     (2)  "Carrier" are Services that are pre-engineered by Intelsat to ensure technical service performance in conformance with the Intelsat
          Technical Guidelines and Operating Procedures.

     (3)  "Channel" are TDMA Services that are pre-engineered by Intelsat in conformance with the IESS standards as a 64 kbits/s bearer channel carrier.

     (4)  "Dedicated Capacity" refers to a pool of bandwidth allocated for
          Occasional Use Service.

     (5)  "Defined Connectivity Services" means the Carrier Service offerings governed by Annex A-2, Part 2.

     (6)  "First Right of Refusal" or "FRR" means an option by the Customer to acquire Satellite Capacity for Lease.

     (7)  "Full-Time Carrier" refers to Carrier with an Allotment that lasts three months or longer.

     (8)  "Full-Time Channel" refers to Channel with an Allotment that lasts one day or longer.

     (9)  "Full-Time Lease" means continuous operation during the period of
          Service.

     (10) "Gold Service Commitment" means a fixed commitment Carrier Service offering for Defined Connectivity Services.

     (11) "Guaranteed Reservation" or "GR" means a binding commitment by the
          Customer to acquire Satellite Capacity for Lease.

     (12) "IBS" is Intelsat Business Service, a digital Carrier Service.
          Intelsat offers two digital IBS Carrier Services, IBS (QPSK) and
          TCM/IBS.

     (13) "IDR" or "Intermediate Data Rate" is an integrated digital carrier service that provides ISDN quality international and domestic public switched services on a point-to-point or point-to-multi-point basis.
          Intelsat offers two digital IDR Carrier Services, IDR (QPSK) and
          TCM/IDR.

     (14) "Intelsat Managed Services" are services where Intelsat delivers value-added services to customers beyond Satellite Capacity management as offered by Intelsat now or in the future as specified in a Service
          Contract.

     (15) "Lease" means customer managed Satellite Capacity Allotment.

                                      D-1

     (16) "Long-Term Commitments" or "LTCs" are obligations by Customer to pay for Channel and Carrier, for specified periods of time.

     (17) "Long-Term Leases" mean Leases of at least 1 year in duration.

     (18) "Non-operational Capacity" means either: (i) Satellite Capacity on a
          Satellite at a new orbital location or (ii) capacity on a future
          Satellite at an existing orbital location which offers technical characteristics significantly different from those previously available at that location, as determined by Intelsat.

     (19) "Non-preemptible Service" means a Service that may only be interrupted as set forth in Annex B Service Restoration. Non-preemptible Services have a higher restoration priority than Preemptible Services.

     (20) "Occasional Use Service" is transmission services offered on a per minute or periodic basis. Occasional Use Service may be preemptible or non-preemptible, as determined between Intelsat and Customer at the time of booking.

     (21) "Operational Capacity" means (i) Satellite Capacity that is currently operational at a specific orbital location; and (ii) Satellite
          Capacity (either procured or not yet procured) which will replace an existing Satellite at a specific orbital location and which has the same or similar characteristics as the Satellite Capacity it is replacing. Operational Capacity does not include replacement capacity at a specific orbital location which offers technical characteristics significantly different from those previously available at that location (e.g., transponders in new frequency bands, premium capacity with higher power, different beam coverage capabilities, new transponder connectivities, new or enhanced transponder and/or beam switching or steerability, etc.).

     (22) "Operational Lease" means a Lease that has passed its contracted start date regardless of actual transmission status.

     (23) "Platinum Service Commitment" means a Long-Term Commitment offering associated with Defined Connectivity Services.

     (24) "Preemptible Service" means a Service whose current status is subject to being discontinued, temporarily or permanently, in whole or in part, in favor of one or more Services of a higher priority as determined by Intelsat in accordance with Annex B Service Restoration.

     (25) "Short Term Carrier" refers only to Carrier with an Allotment that lasts at least one day, but not more than three months.

     (26) "Short-Term Leases" mean Leases greater or equal to one day but less than 1 year in duration.

     (27) "Uncommitted" is an Allotment without an associated Long-Term
          Commitment.

                                      D-2

ANNEX E-1 :LEASE ORDERING PROCEDURES

     To ensure the assignment of accurate service rates and the timely processing of Service Orders for new Lease Service requests, please note the following ordering procedures which are now in effect for Lease
     Services. Contact your Intelsat Sales Representative for assistance with the development, completion and submission of your Service Order.

     1.   Service Orders must be complete and contain all information required for processing by Intelsat USA Sales Corp. ("Intelsat"). The mandatory information includes all required parameters specified in Section 2 of the following Lease Service Order Form.

     2.   Upon developing your Service Order with your Intelsat Sales
          Representative, the proposed Service Order must be submitted to
          Intelsat.

     3.   To assist in ensuring the accuracy of the proposed Service Order, upon its receipt of a proposed Service Order, Intelsat will issue a preliminary acknowledgement message to the Customer referencing the governing contract under which the Service Order will be submitted for provisioning prior to its final acceptance.

     4.   Prior to acceptance by Intelsat, proposed Service Orders will be reviewed by Intelsat. Should any mandatory parameter be in error or otherwise deemed incomplete, Intelsat will: (i) communicate with the
          Customer regarding the identified parameter(s) for Lease Services;
          (ii) assist the Customer with the identified Service parameter(s) to ensure a timely and accurate Service Order is developed; and (iii)
          support the Customer in the re-submission of a proposed Service Order containing all mandatory parameters.

     5.   All correspondence to the Customer by Intelsat regarding Service Order acknowledgement and Service confirmation will be directed to the
          Customer's designated point-of-contact for Lease Services via the preferred communication method (e.g., facsimile, email) agreed to by both Customer and Intelsat.

     6.   The proposed Service Order is an offer to procure Service when completed, signed and returned to Intelsat. The Customer may withdraw a proposed Service Order at any point prior to final acceptance under clause 9 below.

     7.   Upon final acceptance by Intelsat of the Service Order, Intelsat shall issue a Service Contract Confirmation to the Customer.

     8.   All agreements, contracts and subsequent Service Contracts can only be processed and approved by Intelsat All Service Orders are subject to acceptance by Intelsat of final contractual terms and conditions and the availability of suitable capacity options.

     9.   All of the information contained in any service request or Service
          Order is considered proprietary and confidential to Intelsat. The
          Customer must maintain this information as confidential, not use the information for any purposes other than in connection with discussing space segment capacity with Intelsat and its affiliated entities, and not disclose such information to any third party without the express written consent of Intelsat.

                                      E1-1

     Lease Service Order Form

     FROM:          Customer Name

     ACCOUNT NUMBER:

     TO:            Intelsat USA Sales Corp.

     ATTN:          Intelsat Sales or Customer Service Representative

     SUBJECT:       Request for Lease Service

                    WE HEREBY REQUEST A TRANSPONDER LEASE SERVICE UNDER THE
                    TERMS OF CONTRACT:(please provide Contract number)

     1.   Name and Address of Applicant:
          (please include name, title, and contact information)

     2.   Lease Service Parameters Required:

          -    Reservation Type: FRR / GR

          -    Bandwidth (MHz):

          -    Satellite orbital location:

          -    Spacecraft:

          -    Lease type: Preemptible / Non-Preemptible

          -    Power: Standard / Premium

          -    Connectivity (e.g., EH/WH):

          -    Transponder number:*

          -    Start Date:

          -    End Date:

          -    Lease Term:

          -    Financial Terms:

               o    Service Rate ($/Month) exclusive of any applicable taxes:

               o    Reservation Fee: (if applicable)

               o    Form and Amount of Collateral: (if applicable)

               o    Other Fees: (if applicable)

          *    parameter is optional; please provide if known

     3.   Participants: (if applicable)

     4.   Service Description: Corporate Network / Internet / PSN / Video

     5.   Comments/Remarks:

     6.   Certification:

     The Applicant certifies that all operational, technical and regulatory considerations are in accordance with the terms of the contract governing this service order request.

     PLEASE SUBMIT LEASE SERVICE ORDER FORM TO YOUR INTELSAT SALES
     REPRESENTATIVE